EXHIBIT 23.2


                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTS

     As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 Nos. 33-11930, 33-46661, 33-61736, 33-53461
and 333-05353.



/S/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP


Dallas, Texas
January 24, 1997
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